Exhibit 99.1

GSI Commerce Reports Fiscal 2009 Second Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--July 29, 2009--GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2009 second quarter ended July 4.

Fiscal 2009 Second Quarter Compared to Fiscal 2008 Second Quarter

  Net revenues decreased to $187.2 million from $193.2 million.
  Non-GAAP net revenues increased to $109.7 million from $102.9 million.
  Loss from operations was $12.3 million compared to a loss from operations of $17.4 million.
  Non-GAAP income from operations was $9.3 million compared to $6.7 million.
  Net loss was $13.1 million or $0.27 per share compared to a net loss $20.3 million or $0.43 per share.
  Trailing 12 month cash flow from operations was $83.8 million compared to $58.7 million.
  Trailing 12 month capital expenditures were $45.2 million compared to $61.3 million.
  Trailing 12 month free cash flow was $38.5 million compared to a negative $2.7 million.

The definitions of non-GAAP net revenues, non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business, can be found under “Non-GAAP Financial Measures” provided later in this news release.

“We produced excellent results in the second quarter and have delivered a strong first half of 2009,” said Michael G. Rubin, chairman, president and CEO of GSI. “Net revenues and non-GAAP net revenues topped our expectations in the second quarter with revenues in both our e-commerce services and marketing services segments exceeding our plans. Loss from operations and non-GAAP income from operations for the second quarter also exceeded our expectations and operating and non-GAAP operating margins both expanded meaningfully from last year. As we continue to focus on driving improved return on capital, we are particularly pleased with our strong year-over-year growth in trailing 12 month cash flow from operations and free cash flow. Between business already signed and our current strong pipeline we believe we are on track to have a great year for new business and we are confident in our prospects for the balance of 2009 and beyond.”

Fiscal 2009 Third Quarter Guidance

The following forward-looking statements reflect GSI’s expectations as of July 29, 2009. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

The company provides the following guidance for fiscal 2009 third quarter:

  Net revenues are expected to be in a range of $181.0 million to $186.0 million.
  Loss from operations is expected to be in a range of $15.5 million to $17.5 million.
  Non-GAAP income from operations is expected to be in a range of $4.0 million to $6.0 million.

The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations: add to projected GAAP loss from operations estimated depreciation and amortization of $16.1 million (inclusive of amortization from acquisition-related intangibles of $2.6 million), estimated stock-based compensation of $5.4 million and estimated acquisition-related integration, transaction and due diligence expenses of $0.0 million.

Conference Call Today

GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company’s 2009 fiscal second quarter operating results and its expectations for future performance.

Live Conference Access:

  Phone – Dial 1-888-680-0865, passcode 84414063 by 4:30 p.m. EDT on July 29. For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PL3CW8XAE.
  Web – Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=2291706, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:

  Web – Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=2291706. Access will remain available through Aug. 31.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP net revenues, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP net revenues. We define non-GAAP net revenues as net revenues minus cost of revenues from product sales and marketing expenses. Marketing expenses principally include client revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. We consider non-GAAP net revenues to be a useful metric for management and investors because (1) it provides a metric for our investors to understand and analyze our company and (2) it provides investors with one of the primary metrics used by the company for evaluation and decision making purposes. We and many of our investors view us as a technology and business services company. Since most technology and business service companies generate their revenues from service fees and do not have product sales, we believe that by subtracting cost of revenues from product sales and marketing expenses from our net revenues from product sales, the company and investors will be better able to assess our revenues on a basis that more closely approximates the net revenues of other technology and business services companies. Further, management uses this metric for evaluating the performance of our business, making operating decisions and for budgeting purposes.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses and transaction, due diligence and integration expenses relating to acquisitions. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration, transaction and due diligence expense permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog (www.e-Dialog.com).

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	January 3,	July 4,
	2009 (1)(2)	2009

ASSETS
Current assets:
Cash and cash equivalents	$130,315	$59,833
Accounts receivable, less allowance for doubtful accounts of $2,747 and $2,622	78,544	51,247
Inventory	42,856	37,135
Deferred tax assets	18,125	18,697
Prepaid expenses and other current assets	11,229	12,341
Total current assets	281,069	179,253

Property and equipment, net	164,833	158,159
Goodwill	194,996	197,854
Intangible assets, net of accumulated amortization of $18,340 and $23,302	46,663	43,586
Long-term deferred tax assets	11,296	21,579
Other assets, net of accumulated amortization of $16,384 and $17,569	17,168	13,520
Total assets	$716,025	$613,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,100	$49,248
Accrued expenses	116,747	69,359
Deferred revenue	20,397	20,853
Convertible notes	-	53,118
Current portion - long-term debt	4,887	4,938
Total current liabilities	240,131	197,516

Convertible notes	161,951	113,924
Long-term debt	32,609	30,114
Deferred revenue and other long-term liabilities	6,838	9,297
Total liabilities	441,529	350,851

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of January 3, 2009 and July 4, 2009	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 47,630,824 and 49,037,690 shares issued as of January 3, 2009 and July 4, 2009, respectively; 47,630,621 and 49,037,487 shares outstanding as of January 3, 2009 and July 4, 2009, respectively	476	490
Additional paid in capital	430,933	443,964
Accumulated other comprehensive loss	(2,327)	(1,545)
Accumulated deficit	(154,586)	(179,809)
Total stockholders' equity	274,496	263,100

Total liabilities and stockholders’ equity	$716,025	$613,951
(1) On January 4, 2009 the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The impact of this adoption has been retrospectively applied to prior period results.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period. The corrections to prior periods will be presented in the Company's future filings.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	July 4,	June 28,	July 4,
	2008 (1)(2)	2009	2008 (1)(2)	2009

Revenues:
Net revenues from product sales	$107,055	$91,192	$230,175	$197,383
Service fee revenues	86,154	95,989	158,577	186,273

Net revenues	193,209	187,181	388,752	383,656

Costs and expenses:
Cost of revenues from product sales	78,444	70,442	163,861	149,797
Marketing	11,853	7,054	28,729	17,915
Account management and operations, inclusive of $1,364, $2,394, $2,831 and $4,650 of stock-based compensation	57,550	59,055	116,993	116,796
Product development, inclusive of $687, $1,185, $1,297 and $2,636 of stock-based compensation	25,214	28,101	47,835	56,475
General and administrative, inclusive of $2,273, $2,513, $4,864 and $5,760 of stock-based compensation	18,694	19,527	34,948	38,804
Depreciation and amortization	18,826	15,279	32,635	30,680

Total costs and expenses	210,581	199,458	425,001	410,467

Loss from operations	(17,372)	(12,277)	(36,249)	(26,811)

Other (income) expense:
Interest expense	4,539	4,759	8,909	9,555
Interest income	(168)	(54)	(1,207)	(205)
Other (income) expense	208	(394)	353	(165)

Total other expense	4,579	4,311	8,055	9,185

Loss before income taxes	(21,951)	(16,588)	(44,304)	(35,996)
Benefit for income taxes	(1,604)	(3,475)	(12,459)	(10,773)

Net loss	$(20,347)	$(13,113)	$(31,845)	$(25,223)

Basic and diluted loss per share	$(0.43)	$(0.27)	$(0.68)	$(0.52)

Weighted average shares outstanding - basic and diluted	47,364	48,681	47,144	48,304
(1) On January 4, 2009 the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The impact of this adoption has been retrospectively applied to prior period results.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period. The corrections to prior periods will be presented in the Company's future filings.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 28,	July 4,
	2008 (1)(2)	2009

Cash Flows from Operating Activities:
Net loss	$(31,845)	$(25,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,827	25,821
Amortization	5,808	4,859
Amortization of discount on convertible notes	4,617	5,092
Stock-based compensation	8,992	13,046
Foreign currency transaction gains	-	(153)
Gain on disposal of equipment	(282)	-
Deferred income taxes	(10,834)	(10,737)
Changes in operating assets and liabilities:
Accounts receivable, net	15,248	28,156
Inventory	6,336	5,721
Prepaid expenses and other current assets	(2,081)	(923)
Other assets, net	683	1,824
Accounts payable and accrued expenses	(68,115)	(97,290)
Deferred revenue	7,181	155

Net cash used in operating activities	(37,465)	(49,652)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(145,001)	(2,273)
Cash paid for property and equipment, including internal use software	(29,866)	(17,929)
Proceeds from disposition of assets	1,500	-
Release of restricted cash escrow funds	-	1,052

Net cash used in investing activities	(173,367)	(19,150)

Cash Flows from Financing Activities:
Borrowings on revolving credit loan	30,000	-
Debt issuance costs paid	(550)	(42)
Repayments of capital lease obligations	(1,004)	(2,353)
Repayments of mortgage note	(110)	(91)
Proceeds from exercise of common stock options	572	522

Net cash provided by (used in) financing activities	28,908	(1,964)

Effect of exchange rate changes on cash and cash equivalents	(29)	284

Net decrease in cash and cash equivalents	(181,953)	(70,482)
Cash and cash equivalents, beginning of period	231,511	130,315

Cash and cash equivalents, end of period	$49,558	$59,833
(1) On January 4, 2009 the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The impact of this adoption has been retrospectively applied to prior period results.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period. The corrections to prior periods will be presented in the Company's future filings.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	July 4,	June 28,	July 4,
	2008	2009	2008	2009
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
GAAP loss from operations	$(17,372)	$(12,277)	$(36,249)	$(26,811)

Acquisition related integration, transaction and due diligence expenses	957	165	2,072	1,624
Stock-based compensation	4,324	6,092	8,992	13,046
Depreciation and amortization (1)	18,826	15,279	32,635	30,680

Non-GAAP income from operations	$6,735	$9,259	$7,450	$18,539

(1) Includes amortization expense of acquisition related intangibles of $2,514 and $4,962 for the three- and six-months ended July 4, 2009 and $3,899 and $5,785 for the three- and six-months ended June 28, 2008.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	July 4,	June 28,	July 4,
	2008	2009	2008	2009
Reconciliation of GAAP net revenues to non-GAAP net revenues:
GAAP net revenues	$193,209	$187,181	$388,752	$383,656

Cost of revenues from product sales	(78,444)	(70,442)	(163,861)	(149,797)
Marketing expenses	(11,853)	(7,054)	(28,729)	(17,915)

Non-GAAP net revenues	$102,912	$109,685	$196,162	$215,944

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	June 28,	July 4,
	2008	2009
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$58,661	$83,782

Cash paid for property and equipment, including internal use software	(61,346)	(45,243)

Free cash flow	$(2,685)	$38,539

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended June 28, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$175,936	$21,529	$(4,256)	$193,209

Costs and expenses before depreciation, amortization and stock-based compensation expense	173,860	17,827	(4,256)	187,431

Operating income before depreciation, amortization and stock-based compensation expense	$2,076	$3,702	$-	$5,778

	Three Months Ended July 4, 2009
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$163,770	$28,486	$(5,075)	$187,181

Costs and expenses before depreciation, amortization and stock-based compensation expense	161,336	21,826	(5,075)	178,087

Operating income before depreciation, amortization and stock-based compensation expense	$2,434	$6,660	$-	$9,094

	Six Months Ended June 28, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$363,535	$33,614	$(8,397)	$388,752

Costs and expenses before depreciation, amortization and stock-based compensation expense	362,752	29,019	(8,397)	383,374

Operating income before depreciation, amortization and stock-based compensation expense	$783	$4,595	$-	$5,378

	Six Months Ended July 4, 2009
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$342,280	$53,608	$(12,232)	$383,656

Costs and expenses before depreciation, amortization and stock-based compensation expense	336,177	42,796	(12,232)	366,741

Operating income before depreciation, amortization and stock-based compensation expense	$6,103	$10,812	$-	$16,915

CONTACT:
GSI Commerce, Inc.
Greg Ryan
Dir. Corporate Communication
phone: 610-491-7294
e-mail: ryang@gsicommerce.com